Exhibit 10.28

RESTRICTED INTEREST AWARD AGREEMENT

Wheels Up Partners Holdings LLC Equity Incentive Plan [VIII]

Series [●] Interests

THIS RESTRICTED INTEREST AWARD AGREEMENT (this “Agreement”) is made as of the grant date specified on the signature page hereto (the “Grant Date”), among Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”), Wheels Up MIP RI LLC, a Delaware limited liability company (“MIP RI LLC”), and the recipient identified on the signature page hereto (“Recipient”). Certain definitions are set forth in Section 8 of this Agreement. Capitalized terms used but not otherwise defined shall have the meaning given thereto in the Plan.

WHEREAS, the Company has adopted the Plan, pursuant to which Interests in MIP RI LLC may be awarded to designated recipients from time to time;

WHEREAS, the Recipient is employed by or otherwise provides services as a consultant to the Company or an Affiliate thereof; and

WHEREAS, the Company has determined that it would be in the best interests of the Company to make the award of Restricted Interests provided for herein to the Recipient pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                 Restricted Interests.

(a)               Issuance. Subject to Section 9(q) hereof, MIP RI LLC hereby issues to Recipient the total number of Restricted Interests set forth on the signature page hereto. The purchase price of the Restricted Interests shall be zero dollars.

(b)              Operating Agreement. By executing and delivering this Agreement, the Recipient hereby agrees to become a party to, to be bound by, and to comply with the provisions of the MIP RI LLC Operating Agreement (including, for the avoidance of doubt, this Agreement) in the same manner as if the undersigned were an original signatory thereto. In connection therewith, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in the MIP RI LLC Operating Agreement.

(c)               Representations. In connection with the issuance of the Restricted Interests pursuant hereto, Recipient represents and warrants to the Company and MIP RI LLC that:

(i)         The Restricted Interests to be issued to Recipient pursuant to this Agreement will be acquired for investment purposes for Recipient’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Restricted Interests will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii)        Recipient is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Restricted Interests, which investment involves a high degree of risk;

(iii)       Recipient is able to bear the economic risk of his, her or its investment in the Restricted Interests for an indefinite period of time because the Restricted Interests have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv)       Recipient has had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Restricted Interests and has had full access to such other information concerning the Company and MIP RI LLC as he, she or it has requested;

(v)        This Agreement and each of the other agreements contemplated hereby and to which Recipient is a party constitute legal, valid and binding obligations of Recipient, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements by Recipient does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Recipient is a party or any judgment, order or decree to which Recipient is subject;

(vi)       Recipient understands that the valuation of the Restricted Interests reflects MIP RI LLC’s fair appraisal of their worth, but that it remains possible that the IRS may successfully assert that the value of the Restricted Interests on the date hereof exceeds MIP RI LLC’s appraisal and, in such event, any additional value ascribed to the Restricted Interests by such an IRS determination will constitute ordinary income to Recipient and any additional taxes and interest due will be the sole responsibility of Recipient;

(vii)      Recipient is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement which conflicts with the obligations set forth in this Agreement; and

(viii)     Recipient is a resident of the state set forth on the signature page hereto.

(ix)        If Recipient has checked the “accredited investor” box on the signature page hereto or if Recipient is an entity, Recipient qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which rule is attached hereto as Annex 1) and has such knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Restricted Interests and has the capacity to protect his, her or its own interests in connection with such acquisition. Recipient has no reason to anticipate any material change in his, her or its personal financial condition for the foreseeable future.

(d)               No Right to Continue Performing Services. As an inducement for the Company to commit to award, and MIP RI LLC to issue, the Restricted Interests to Recipient, and as a condition thereto, Recipient acknowledges and agrees that neither any future issuance of equity of MIP RI LLC or any Affiliate to Recipient nor any provision contained herein or in the MIP RI LLC Operating Agreement shall entitle Recipient to remain in the service of the Company or any of its subsidiaries, or affect the right of the Company or any subsidiary, to terminate Recipient’s services at any time for any reason.

(e)               Spousal Consent. Concurrently with the execution of this Agreement, if Recipient is lawfully married and subject to the laws of a community property state, Recipient’s spouse shall execute the consent in the form of Exhibit B attached hereto.

2.                Vesting of Restricted Interests.

(a)               Vesting. Subject to Section 3 below, the Restricted Interests issued hereunder will vest when both of the following vesting sub-conditions (each, a “Vesting Sub-Condition”) are satisfied as follows:

(i)            (A)       First Vesting Sub-Condition. The Restricted Interests shall vest with respect to the First Vesting Sub-Condition in four equal annual installments on the dates set forth on the signature page hereto, in each case subject to Recipient’s continued employment or service with the Company (or one of its subsidiaries) at all times from the Grant Date through each such annual vesting date.

(B)       First Vesting Sub-Condition Acceleration. Upon the occurrence of a Change of Control, all Restricted Interests that have not yet become vested with respect to the First Vesting Sub-Condition shall accelerate and vest in full at the time of such Change of Control, if at all times from the Grant Date through the Change of Control, Recipient is performing services for the Company or one of its subsidiaries.

(ii)            Second Vesting Sub-Condition. The Restricted Interests shall vest with respect to the Second Vesting Sub-Condition in full upon the first to occur of (A) the consummation of a Change of Control and (B) the later to occur of (1) six months after the consummation of an Initial Public Offering and (2) thirty (30) days after the expiration of any lock-up period applicable to senior management of the Company in connection with an Initial Public Offering.

Restricted Interests which have satisfied both Vesting Sub-Conditions are referred to herein as “Vested Interests,” and all other Restricted Interests are referred to herein as “Unvested Interests.”

3.                 Termination. In the event Recipient ceases to perform services for the Company or one of its subsidiaries prior to satisfaction of either or both of the Vesting Sub-Conditions, the Restricted Interests will be treated as set forth below.

(a)               Termination Without Cause, for Good Reason or due to Death or Disability. In the event that Recipient’s employment or other service relationship is terminated by the Company or one of its subsidiaries without Cause, by Recipient for Good Reason or due to Recipient’s death or Disability, any Restricted Interests that would have become vested with respect to the First Vesting Sub-Condition within twenty-four (24) months following the date of such termination had Recipient remained employed through such period shall accelerate and become vested upon the effective date of such termination (the “Accelerated Interests”), and, to the extent the Second Vesting Sub-Condition has previously been satisfied, shall thereafter be deemed Vested Interests; provided, that, after giving effect to the acceleration set forth in the preceding clause, any Restricted Interests that do not otherwise accelerate and are deemed Unvested Interests will be immediately forfeited by Recipient to the Company at such time. To the extent the Second Vesting Sub-Condition not yet been satisfied as of the effective date of such termination, the Accelerated Interests shall continue to remain outstanding for a period of seven (7) years following termination, and, upon satisfaction of the Second Vesting Sub-Condition at any time during such seven (7)-year period, the Accelerated Interests shall thereafter be deemed Vested Interests. For the avoidance of doubt, if the Second Vesting Sub-Condition is not met within the seven (7)-year period following Recipient’s termination, all Restricted Interests issued hereunder, including the Accelerated Interests, shall automatically and immediately be forfeited for no consideration as of the seventh anniversary of the effective date of Recipient’s termination of employment or other service relationship.

(b)               Termination for Cause. In the event that Recipient’s employment or other service relationship is terminated by the Company or one of its subsidiaries for Cause, all Restricted Interests issued hereunder shall automatically and immediately be forfeited for no consideration as of the effective date of such termination, and Recipient shall no longer have any right, title or interest in or to the Restricted Interests.

(c)               Other Terminations. In the event that Recipient’s employment or other service relationship terminates for any reason other than those set forth in Sections 3(a) and 3(b) above, no further Restricted Interests granted to Recipient shall become Vested Interests and each Unvested Interest will be immediately forfeited by Recipient to the Company for no consideration; provided, however, that, to the extent the Second Vesting Sub-Condition has not yet been satisfied as of the effective date of such termination, no Unvested Interests shall be forfeited and instead all Restricted Interests issued hereunder shall continue to remain outstanding for a period of seven (7) years following termination, and, upon satisfaction of the Second Vesting Sub-Condition at any time during such seven (7)-year period, the number of Restricted Interests that shall vest and thereafter be deemed Vested Interests shall be equal to the total number of Restricted Interests issued hereunder, multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole Restricted Interest, or in the case of 0.5 of a Restricted Interest, up to the next whole Restricted Interest). For the avoidance of doubt, if the Second Vesting Sub-Condition is not met within the seven (7)-year period following Recipient’s termination, the Restricted Interests shall automatically and immediately be forfeited for no consideration as of the seventh anniversary of the effective date of Recipient’s termination of employment or other service relationship.

4.                 Restrictions on Transfer of Restricted Interests.

(a)               Transfer Restrictions Generally. Recipient shall not Transfer any interest in any Unvested Interests. Recipient shall not Transfer any interest in any Vested Interests, except as permitted by the MIP RI LLC Operating Agreement, and in the event of any such Transfer (A) the restrictions herein and in the MIP RI LLC Operating Agreement will continue to be applicable to the Restricted Interests irrespective of such Transfer and (B) any transferee shall be required to execute and deliver to MIP RI LLC an executed joinder agreement to the MIP RI LLC Operating Agreement. Recipient acknowledges that the MIP RI LLC Operating Agreement separately imposes restrictions on the Transfer of the Restricted Interests.

(b)               Lockup Provision. Recipient agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company or any public successor (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for (i) 180 days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company’s Initial Public Offering or (ii) 90 days following the effective date of the relevant registration statement in connection with any other public offering of the Company’s securities, as the Company and such underwriter shall specify reasonably and in good faith. Notwithstanding the foregoing, if: (x) during the last 17 days of the foregoing 180-day period or 90-period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day period or 90-day period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the period, then the restrictions described above shall continue to apply until the expiration of an 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Recipient agrees, if requested by the underwriter engaged by the Company, to execute a separate letter reflecting the agreement set forth in this Section 4(b).

5.                 Opinion of Counsel for Transfer of Restricted Interests. In addition to the restrictions on transfer in Section 4 hereof and in the MIP RI LLC Operating Agreement, no holder of Restricted Interests may transfer any Restricted Interests (except pursuant to an effective registration statement under the Securities Act) without first delivering to MIP RI LLC an opinion of counsel (reasonably acceptable in form and substance to the MIP RI LLC) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer, unless the Company and MIP RI LLC both waive the requirement of an opinion of counsel.

6.                 Registration. Recipient understands that the Restricted Interests are not currently being registered under the Securities Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 506 or Rule 701 (or Section 4(a)(2)) thereof. Recipient further agrees that Recipient will not sell or otherwise dispose of the Restricted Interests unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any state.

7.                 Definitions.

“Affiliate” has the meaning set forth in the MIP RI LLC Operating Agreement.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning ascribed thereto in any employment or other agreement between Recipient and the Company or any subsidiary or, if there is no such agreement or definition therein, “Cause” shall mean: (i) (A) Recipient’s material dishonesty in the performance of Recipient’s duties or (B) Recipient’s failure, whether willful, intentional or grossly negligent, to perform Recipient’s duties; (ii) willful misconduct in connection with the performance of Recipient’s duties; (iii) Recipient’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony, or with respect to a misdemeanor involving moral turpitude; (iv) a material breach by Recipient of any material covenant or provision contained in Recipient’s employment agreement, if any, or the Employee Confidentiality Agreement and Restrictive Covenants executed by Recipient; (v) the Company, after reasonable investigation, finds that Recipient has violated any material written policies of the Company or any of its subsidiaries, including, but not limited to, any code of conduct or ethics policies, or policies pertaining to harassment or discrimination; (vi) a willful failure or refusal by Recipient to comply with a written directive from the Board (unless such directive represents an illegal act); or (vii) a confirmed positive illegal drug test for Recipient; provided, however, that none of the foregoing shall constitute Cause unless the Company first provides Recipient with written notice referencing this provision and describing the grounds that the Company believes constitutes Cause and Recipient fails to cure such grounds within thirty (30) days after receipt of such written notice (except in the case of matters which the Board reasonably determines in good faith are not able to be cured in which case Recipient’s termination for Cause shall be effective immediately upon his or her receipt of the written Cause notice from the Company).

“Change of Control” has the meaning set forth in the Operating Agreement.

“Disability” has the meaning ascribed thereto in any employment or other agreement between Recipient and the Company or any subsidiary or, if there is no such agreement or definition therein, “Disability” shall mean Recipient’s physical or mental disability, whether total or partial, either permanent or so that Recipient, in the good faith judgment of the Board, is unable substantially and competently to perform his or her duties for a period of ninety (90) consecutive days or for ninety (90) non-consecutive days during any six (6)-month period.

“Initial Public Offering” has the meaning ascribed thereto in the Operating Agreement and shall also mean the consummation of a transaction with a publicly listed and traded special-purpose acquisition company following which the issued and outstanding equity interests of the Company will be converted into a class of equity securities that are listed on a stock exchange or are otherwise publicly traded.

“IRS” means Internal Revenue Service.

“Good Reason” has the meaning ascribed thereto in any employment or other agreement between Recipient and the Company or any subsidiary or, if there is no such agreement or definition therein, “Good Reason” shall mean: (i) a material breach by the Company or any subsidiary of any material covenant or provision of Recipient’s employment agreement, if any; (ii) a breach by the Company, MIP RI LLC, Wheels Up MIP LLC or any subsidiary thereof of any provision in an outstanding equity award agreement with Recipient that materially affects Recipient’s rights or benefits with respect to the equity awards held by Recipient or any other equity award subsequently granted to Recipient; (iii) any involuntary change in Recipient’s title or reporting relationships or any involuntary material diminution in Recipient’s material duties, authorities or responsibilities; (iv) a reduction by the Company or any subsidiary in the base salary or annual target bonus compensation payable to Recipient; or (v) the relocation of Recipient’s principal place of business outside New York, New York or the State of New Jersey; provided, however, that none of the foregoing shall constitute Good Reason unless Recipient first provides the Company with written notice referencing this provision and describes the existence of such event that Recipient believes constitutes Good Reason within sixty (60) days after he or she becomes aware of the existence of such event, and the Company fails to cure such change or reduction within thirty (30) days after receipt of such written notice, and Recipient resigns from employment within fifteen (15) days after the end of such cure period.

“Member” has the meaning set forth in the MIP RI LLC Operating Agreement.

“MIP RI LLC Operating Agreement” means the Amended & Restated Limited Liability Company Agreement of MIP RI LLC dated as of December 11, 2019, as the same may be amended from time to time.

“Operating Agreement” means the Sixth Amended and Restated Limited Liability Company Agreement of the Company dated as of January 17, 2020, as the same may be amended from time to time.

“Partial Service Factor” means a factor carried out to the fourth decimal to be used in calculating the number of Vested Interests pursuant to Section 3(c) hereof in the event of the termination of Recipient’s employment prior to the satisfaction of the Second Vesting Sub-Condition, determined by dividing (a) the number of calendar days that have elapsed since the Grant Date to and including the effective date of Recipient’s termination by (b) the number of calendar days from the Grant Date to and including the final annual installment vesting date under the First Vesting Sub-Condition as set forth on the signature page hereto; provided, that in no event shall the Partial Service Factor exceed 1.0000.

“Person” has the meaning set forth in the MIP RI LLC Operating Agreement.

“Plan” means the Wheels Up Partners Holdings LLC Equity Incentive Plan [VIII].

“Restricted Interests” means Series [●] Interests in MIP RI LLC that are subject to such restrictions and conditions as the Board may determine at the time of grant.

“Securities Act” means the Securities Act of 1933, as amended from time to time (and the rules and regulations promulgated thereunder).

“Transfer” has the meaning set forth in the MIP RI LLC Operating Agreement.

8.                 Notices. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

If to the Company:

Wheels Up Partners Holdings LLC
601 West 26th Street, Suite 900
New York, New York 10001
Attn: Kate O’Malley, SVP, Legal & Corporate Development
Email: komalley@wheelsup.com

With a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, New York 10019
Attn: John Geelan and Thomas Yadlon
Email: john.geelan@arnoldporter.com and thomas.yadlon@arnoldporter.com

If to MIP RI LLC:

Wheels Up MIP RI LLC
601 West 26th Street, Suite 900
New York, New York 10001
Attn: Kate O’Malley
Email: komalley@wheelsup.com

With a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, New York 10019
Attn: John Geelan and Thomas Yadlon
Email: john.geelan@arnoldporter.com and thomas.yadlon@arnoldporter.com

If to Recipient:

To the address set forth on the signature page hereto.

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 8.

9.                 General Provisions.

(a)               Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Restricted Interests in violation of any provision of this Agreement shall be null and void, and MIP RI LLC shall not record such Transfer on its books or treat any purported transferee of such Restricted Interests as the owner of such securities for any purpose.

(b)               Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)               Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)              Counterparts. This Agreement may be executed in separate counterparts (including by facsimile, electronic transmission or electronic signature), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)               Successors and Assigns.

(i)               All Restricted Interests will continue to be Restricted Interests in the hands of any holder other than Recipient, including any of Recipient’s transferees permitted hereunder and under the MIP RI LLC Operating Agreement (except for MIP RI LLC and the Company and except for transferees in an Initial Public Offering or pursuant to a Change of Control). Except as otherwise provided herein, each such other holder of Restricted Interests will succeed to all rights and obligations attributable to Recipient as a holder of Restricted Interests hereunder.

(ii)              Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Recipient, MIP RI LLC, the Company and their respective successors and assigns (including subsequent holders of Restricted Interests); provided that the rights and obligations of Recipient under this Agreement shall not be assignable without the written consent of the Company and MIP RI LLC.

(f)                Choice of Law/Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to its conflict of law provisions. Recipient, MIP RI LLC and the Company each hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the County of New York, State of New York, in any action or proceeding arising out of or relating to this Agreement, and Recipient, MIP RI LLC and the Company hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Recipient, MIP RI LLC and the Company each hereby irrevocably waive, to the fullest extent permitted by law, any objection which he, she or it may now or hereafter have to the laying of the venue of any such action or proceeding brought in any such court, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(g)               Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)              Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, MIP RI LLC and Recipient. No cause of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(i)                Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)                Indemnification and Reimbursement of Payments on Behalf of Recipient. MIP RI LLC, the Company and its subsidiaries shall be entitled to deduct or withhold from any amounts owing from MIP RI LLC, the Company or any subsidiaries to Recipient any federal, state, local or foreign withholding taxes, excise taxes or employment taxes (“Taxes”) imposed with respect to Recipient’s compensation or other payments from MIP RI LLC, the Company or any subsidiaries or Recipient’s ownership interest in MIP RI LLC, including, but not limited to, bonuses, dividends, the receipt or exercise of options and/or the receipt or vesting of restricted equity. Recipient shall indemnify MIP RI LLC, the Company and its subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and expenses related thereto.

(k)               Termination. This Agreement shall survive the termination of Recipient’s service relationship with the Company or any subsidiary and shall remain in full force and effect after such termination.

(l)                Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with United States generally accepted accounting principles, consistently applied.

(m)              Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

(n)              Clawback. Notwithstanding anything herein or in the Plan or in any other agreement to the contrary, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), government regulation, stock exchange listing requirement or policy of the Company or any related entity implemented pursuant to any of the foregoing will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy.

(o)              Recapitalizations, Exchanges, etc. The provisions of any award agreement pursuant to which Recipient has been granted restricted interests in MIP RI LLC (including this Agreement) shall apply, to the full extent set forth in such agreement, with respect to any and all equity securities of MIP RI LLC or any affiliate or any successor or assign thereof (whether by conversion, merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such restricted interests, by reason of a distribution, interest split, interest issuance, reverse interest split, combination, recapitalization, reclassification, conversion, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts and the provisions of such agreements shall be appropriately adjusted by the Board.

(p)               Approval. If Recipient holds any interests in MIP RI LLC that were issued prior to the Grant Date, Recipient hereby consents to the adoption of the Plan.

(q)               Effectiveness. The effectiveness of the issuance of Restricted Interests under this Agreement is conditioned upon the Company having amended its Operating Agreement to provide that any Common Interests (as defined in the Operating Agreement) that are issued by the Company concurrently with the issuance of the Restricted Interests hereunder shall not be allocated profits or losses or entitled to participate in distributions of the Company, unless and until such Common Interests become vested or unless a Section 83(b) election is filed with respect thereto, as a result, any Unvested Interests under this Agreement similarly shall not be allocated profits or losses or have the right to participate in distributions unless and until such Unvested Interests become Vested Interests or unless a Section 83(b) election is filed by Recipient.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Interest Award Agreement as of the date first written above.

Wheels Up Partners Holdings LLC

By:
Name: Kenneth Dichter
Title: Chief Executive Officer

Wheels Up MIP RI LLC

By:
Name: Kenneth Dichter
Title: CEO of its Managing Member

Recipient

[●]

Grant Date: [●], 202_

Number of Restricted Interests: [●]

First Vesting Sub-Condition Vesting Schedule:

[●], 202_: 25%
[●], 202_: 25%
[●], 202_: 25%
[●], 202_: 25%

Address for Notices:

State of Residence: [●]

Accredited Investor? ☐ Yes ☐ No
(See Annex 1)

[Signature Page to Restricted Interest Award Agreement]

EXHIBIT A

SPOUSAL CONSENT*

The undersigned spouse of [●] (“Recipient”) hereby acknowledges that I have read the foregoing Restricted Interest Award Agreement executed by Recipient, and that I understand its content. I am aware that the foregoing Restricted Interest Award Agreement provides for the sale of my spouse’s Restricted Interests under certain circumstances and/or impose other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by the Restricted Interest Award Agreement and further, that my community property interest, if any, shall be similarly bound by the Restricted Interest Award Agreement.

_________________________       Date _______ ___, 20__

Spouse’s Name: ___________________________

_________________________       Date _______ ___, _20__

Witness’ Name: ___________________________

* Required only if Recipient resides in a community property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin).

ANNEX 1

ACCREDITED INVESTOR QUESTIONNAIRE

The following are “accredited investors” for purposes of the offering and sale of securities:

a)	any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

b)	any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

c)	any organization described in Section 501(c)(3) of the Internal Revenue Code (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

d)	any director, executive officer, or general partner of the Company;

e)	any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000, at the time of this purchase;[1]

1 For purposes of calculating net worth, (A) the person’s primary residence shall not be included as an asset, (B) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability) and (C) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

f)	i) any natural person who had an individual income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year; or

ii)	any natural person who had joint income with that person’s spouse in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year;

g)	any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

h)	any entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (g).